SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2001
EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)
001-13499 52-1794271
(Commission File Number) (I.R.S. Employer Identification No.)
1696 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of principal executive offices)(Zip Code)
(305) 947-1664
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

This current report on Form 8-K is filed by Equity One, Inc., a Maryland corporation ("Equity One"), on June 1, 2001 in connection with the acquisition of United Investors Realty Trust, a Texas real estate investment trust ("UIRT"), by the statutory merger of UIRT with and into Equity One.

Item 5. Other Items.

On May 31, 2001, Equity One announced that Equity One and UIRT had entered into an Agreement and Plan of Merger, dated as of May 31, 2001. The merger agreement provides for the merger of UIRT with and into Equity One.

In connection with the merger, Equity One will pay the UIRT shareholders cash in the aggregate amount of approximately $33 million and Equity One common stock valued for the purposes of the acquisition at approximately $33 million. The actual number of shares of common stock to be issued by Equity One will depend on the 20-day weighted average trading price of Equity One common stock as of the closing of the acquisition, not to exceed $12.50 or, except at Equity One's election, be less than $11.30 per share. In addition, Equity One may elect to pay a greater percentage of the total consideration in its common stock rather than cash.

The merger is subject to the approval of the shareholders of UIRT; to the consent of Centrefund Realty Corporation, an Ontario corporation and the indirect parent of Centrefund Realty (U.S.) Corporation, a Delaware corporation; as well as other customary conditions, and is expected to close in the fourth quarter of 2001.

Prior to the execution of the merger agreement, Equity One agreed, subject to the closing of the merger, to the terms of a settlement with the plaintiffs of a shareholder derivative suit that had been filed against UIRT.

The foregoing description is qualified in its entirety by reference to the complete text of the merger agreement and related documents, copies of which are filed as Exhibit 2.1 and 99.2 to this current report on Form 8-K and the complete text of the settlement agreement and related documents filed as Exhibits 99.3 and 99.4 to this current report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable
(b) Pro Forma Financial Information.
Not applicable
(c) Exhibits.
2.1 (1) Agreement and Plan of Merger between Equity One and UIRT, dated May 31, 2001.
99.1 Press Release dated December May 31, 2001.
99.2 Letter Agreement dated as of May 31, 2001 by and between UIRT and M.G.N. (USA), Inc.
99.3 Settlement Agreement dated as of May 31, 2001 by and between Southwest Securities, Inc. and Equity One.
99.4 Delivery of Mutual Releases dated as of May 31, 2001 by and between Equity One, UIRT and Robert W. Scharar.
________________________________

(1)Equity One hereby agrees to furnish to the Securities and Exchange Commission, supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EQUITY ONE, INC.
Date: June 1, 2001 By: /s/ Chaim Katzman
Chaim Katzman
Chairman of the Board of Directors and Chief Executive Officer
INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger between Equity One, Inc. and United Investors Realty Trust

99.1	Press Release dated May 31, 2001.

99.2	Letter Agreement dated as of May 31, 2001 by and between United Investors Realty Trust and M.G.N. (USA), Inc.

99.3	Settlement Agreement dated as of May 31, 2001 by and between Southwest Securities, Inc. and Equity One, Inc.

99.4	Delivery of Mutual Releases dated as of May 31, 2001 by and between Equity One, Inc., United Investors Realty Trust and Robert W. Scharar.